Exhibit 99.1

July 5, 2013

Left Behind Games Inc. dba Inspired Media Entertainment (Ticker Symbol: LFBG)

Dear Shareholders, Vendors, Customers and Fans,

It has been quite a long-time since I’ve last provided an update. To share the status of numerous parts of the business, please excuse my extensive use of brevity. I’ve included important references throughout that should help you to better understand the facts as presented.

Still Operating – Yes, LFBG is still operating, albeit our Board of Directors, myself and a handful of investors who graciously donate their time and advice as needed.

History - LFBG was founded more than 10 years ago and although small, is still considered the world’s leading publisher of inspirational video games. In this same time, as we went public and experienced numerous market changes, many companies have come and gone – while others have developed nice products – all have yet to achieve sustainable profitability in this same new market-niche. In 2011, LFBG released more new products in one year than in all previous 10 years combined.

Current Status: Our auditor remains Malone-Bailey1, one of our nation’s largest auditors of small issues. Although our retail distribution into big-box stores is currently limited, our packaged-goods distributor is Jack of All Games2, a division of Synnex Corporation3. Our products are available online4 and we distribute directly to more than 500 Christian stores5. We own our own digital rights management system, which we believe will become more valuable as online revenue increases over time.

Claims and Litigation – Various parties hold claim to LFBG’s secured assets. However, LFBG currently has no pending litigation.

LFBG’s Difficulties – Why is it that LFBG and others are experiencing such emerging growth difficulties?

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Platform Fragmentation: In the past several years, the video games industry has and continues to experience tremendous platform fragmentation as new social, mobile and portable, console and connected-TV platforms have emerged. And although Microsoft and Sony’s latest offerings are expected to breathe new life into the business again, Google is now expected to enter the market6 with a lesser-cost system to compete with numerous other consoles recently brought and soon coming to market. The more platforms for designers to develop for, the more difficult to predict market changes resulting in one of the most financially tumultuous times the game industry has experienced.

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Big Box Retailers: As more PC games are purchased as downloads online by consumers, less retail space is available for PC games. Currently, retail buyers must choose only a handful of PC games out of more than a thousand available from publishers while shrinking shelf space to accommodate new platform games.

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Inspired Retailers: On the heels of the Great Recession7, Christian retailers have had a very difficult time adapting to new market trends as they present literally hundreds to thousands of products for a retail customer to peruse in each store. Although video games represent one of the largest entertainment segments, inspired retailers have no such sections because of a lack of historical data to justify the investment in this emerging niche.

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Online Marketing: Connecting advertisers (like LFBG) with customers who will buy our products in the most efficient manner has long been the promise of online marketing. But the results are in - current online marketing is dead8. The good news? I predict new technologies and Big Data will bring about awesome new growth for our company over the next 5 years – more discussed below.

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1 http://www.malonebailey.com/

2 http://www.jackofallgames.com/

3 http://www.synnex.com/

4 http://www.leftbehindgames.com

5 http://www.cbaonline.org/

6 http://beta.fool.com/joekurtz/2013/06/28/google-is-about-to-completely-change-the-video-gam/38754/

7 http://en.wikipedia.org/wiki/Great_Recession

8 http://blogs.hbr.org/cs/2012/08/marketing_is_dead.html

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Controversies: When we initially launched in 2006 with only one product based upon the Left Behind brand of novels by Tim LaHaye and Jerry Jenkins, we were not prepared for the controversies that transpired as a result of fictional content based on doctrine9, effectually splitting our inspired market. Additionally, the authors’ political views10 also impacted sales. Since then, we now have an entire product line with something for everyone.

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Government Regulations: In the past 10 years, government regulations and lawsuits against companies and their management have resulted in the loss of nearly half of those publicly traded11, from 5,672 in the year 2002 to 3,687 in 201212. Despite nearly half as many public companies, the SEC’s budget in the past 12 years is 350% higher13, and in 2014 will be 444% higher14, resulting in a substantial increase in SEC investigations and enforcement15.

LFBG’s Future

I see the future with optimism because we are learning as we go. When we consider that not a single company has yet reported sustainable earnings of inspired games, our own trial-and-error experiences can be seen as being increasingly more valuable as we continue up our stairway toward heaven – success.

The coming future and revolution of online marketing will benefit LFBG beyond measure. Soon, with a few clicks, we can ask our online advertising provider to place ads only in front of Christian consumers that range within a determined age group with a tracked-data history of purchasing inspired products – a consumer that converts, not just clicks. That’s the promise of work by pioneers in Internet advertising who are collecting and processing Big Data16 for the benefit of advertisers and consumers alike. Check out one such company at www.quantcast.com.

In the next decade, we believe video games will finally become mass-market entertainment, as current platform fragmentation is proof we’re not there yet17. We maintain the same resolve as when LFBG was founded - Christian media will evolve just as it has for decades from Books to Radio, TV, Film, the Internet and eventually, Games.

Management – We are still looking for a talented online marketing executive who is interested in leaving the secular world to bring his/her expertise to perpetuate the future of inspired games for LFBG. For nearly 2 years, I have been an unpaid volunteer CEO, guiding LFBG through the changes in our market and world. In the interim, I continue to extend our technical expertise of online marketing, but we expect to hire either a CMO (Chief Marketing Officer) or a firm that can help us more successfully help reach our market à the largest affinity market in America. Those interested in being considered for this role should sign our NDA online at: http://www.lbgames.com/Careers.php and follow directions on how to submit their resume.

I’m hopeful this update is helpful to you. Although you are welcome to email me with further questions, please know in advance that I am compelled to decline to stay compliant with SEC Regulation FD18.

/s/ Troy A. Lyndon
Chairman and CEO
Left Behind Games Inc., dba Inspired Media Entertainment

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This letter contains forward-looking statements which express the current beliefs and expectations of Left Behind Games' management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games' future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section of previous annual reports, which are on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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9http://www.catholic.com/documents/false-profit-money-prejudice-and-bad-theology-in-tim-lahaye%E2%80%99s-left-behind-seriesa

10 http://www.huffingtonpost.com/2012/01/13/tim-lahaye-newt-gingrich-endorsement_n_1204466.html

11 http://www.cfo.com/article.cfm/14563859

12 http://www.usatoday.com/story/money/personalfinance/2013/03/17/public-companies-vanishing-fewer-stocks/1920681/

13 http://www.sec.gov/foia/docs/budgetact.htm

14 http://www.sec.gov/litigation/litreleases.shtml

15http://www.bloomberg.com/news/2012-05-22/sec-trials-increase-50-percent-as-execs-fight-lawsuits.html

16http://en.wikipedia.org/wiki/Big_data

17http://www.pcgamer.com/2013/04/12/eas-hilleman-states-gaming-isnt-mass-market-yet-offers-opinions-on-fragmented-marketplace/

18 http://www.sec.gov/answers/regfd.htm